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                           CROWN FINANCE FOUNDATION
                         P.O. BOX 1618, FL-9490 VADUZ
                  TEL: 00423 233 20 21, FAX: 00423 232 06 30



                               POWER OF ATTORNEY

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Crown Finance Foundation, registered at "Am Schragen Weg 14, FL-9490 Vaduz"
represented by Dr. Norbert Seeger, Attorney-at-Law, Vaduz, and Dr. Christian Zangerle, Attorney-at-Law, Vaduz, with collective signatory authorities by two, herewith empowers

     Mr. Franz Thomas Alexander Wolf, holder of Passport No. 2478487411 of the Federal Republic of Germany, issued on July 24, 1997 by Landeseinwohneramt Berlin to sign on behalf of Crown Finance Foundation reports to be filed with the United States Security and Exchange Commission under the Securities Exchange Act of 1934




This Power of Attorney is valid until 31/st/ July 2002.


Vaduz, 27/th/ July 2001                          CROWN FINANCE FOUNDATION

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                               /s/ Dr. Norbert Seeger            /s/ Dr. Christian Zangerle
                            ............................     ...............................
                              (Dr. Norbert Seeger)             (Dr. Christian Zangerle)
     Die Echtheit der Unterschrift des                         Die Echtheit der Unterschrift
     Herrn Dr. Norbert SEEGER,                                 des Herrn Dr. Christian ZANGERLE
     Rechtsanwalt,                                             Forellenweg 2, FL-9490 Vaduz
     FL-9490 Vaduz,                                             wird amtlich bestatigt.
     wird bestatigt,
     Furstl. Liechtenstein, Landgerichtskanzlei                Vaduz, den 03 AUG. 2001
     Vaduz, den  03 AUG.  2001
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